Exhibit 77(q)(1)


                                    Exhibits

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series S effective June 16, 1007 - Filed herein.

(a)(2) Amendment effective September 20, 2007 to the Declaration of Trust with respect to the dissolution of ING GET Fund - Series S - Filed herein.

(a)(3) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series T effective June 16, 1007 - Filed herein.

(a)(4) Amendment effective December 20, 2007 to the Declaration of Trust with respect to the

(e)(1) Third Amendment dated October 1, 2007 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments, LLC and ING Investment Management Co. - Filed herein.